Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of March 19, 2022 (the “Effective Date”) by and between Robert DeMartini (“Executive”), and Purple Innovation, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Executive is employed by the Company as its Acting Chief Executive Officer pursuant to an employment agreement entered into as of December 13, 2021 (“Prior Agreement”), and the Company and Executive wish to enter into this Agreement to amend, restate and supersede the Prior Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. The term of this Agreement shall commence as of the Effective Date and shall continue until terminated pursuant to Section 4 below (the “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, Executive will serve as the Chief Executive Officer (the “CEO”) of the Company. As CEO, Executive shall have the role of Chief Executive Officer of the Company, reporting directly to the Board with such authority and powers as are generally associated with the role of a public company. During the Employment Period, Executive will devote Executive’s full business time, skill, attention, and best efforts to the performance of Executive’s duties, subject to customary carve-outs for charitable activities and management of personal affairs that do not materially interfere with the performance of Executive’s duties to the Company. So long as Executive is not travelling on Company business, executive’s duties shall be principally performed at the Company’s Lehi, Utah headquarters.

(b) So long as Executive is employed by the Company, Executive shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation or that interfere with Executive’s employment with the Company; provided, however, that Executive may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities are not in competition with the Company or do not interfere with Executive’s ability to carry out Executive’s duties under this Agreement. Notwithstanding anything to the contrary in this Section 2, Executive shall be entitled to serve on the board of directors of two other private or public for-profit companies in which the requirements of this subsection (b) are satisfied subject to approval of the Board, and for the avoidance of doubt, his continuing service on the boards of Welch Foods Inc. and Q30 Innovations LLC is approved.

(c) Executive shall comply with all lawful rules, policies, procedures, regulations and administrative directions now or hereafter reasonably established by the Company for employees of the Company.

3. Compensation.

(a) Salary. During the Employment Period, the Company shall pay Executive a base salary at an annual rate of $680,000, payable in regular installments in accordance with the Company’s usual payment practices subject to required withholdings and taxes (the “Base Salary”).

(b) Annual Bonus. With respect to each calendar year during the Employment Period, Executive shall participate in the Company’s short-term incentive plan and shall be eligible to earn an annual incentive award (“Annual Bonus”) determined in accordance with the terms and subject to the provisions of that plan, provided, however, that such Annual Bonus opportunity shall not be less than 100% of Base Salary at target performance (“Target Bonus”). The Company shall pay any earned Annual Bonus to Executive at the same time annual bonuses are paid to other executives of the Company generally, subject to Executive’s continuous employment through the date of payment.

(c) Equity-Based Compensation. Subject to approval of the Board, when first allowed under the Company’s Insider Trading Policy, the Company shall grant Executive pursuant to the Company’s 2017 Equity Incentive Plan restricted stock units (“RSUs”) subject to 500,000 shares of Company’s Class A Common Stock (“Shares”) and stock options (“Options”) subject to 500,000 Shares, using the Company’s customary forms for making equity grants at the time of the grant. One third of each of the RSUs and Options shall vest on each anniversary of the grant date, provided the Executive remains in continuous employment with the Company. The Option grant will have a five-year term. Beginning in 2023, Executive will be eligible to receive annual equity grants in accordance with the Company’s 2019 Long-Term Incentive Plan, as it has been and may be amended from time to time, in an amount valued at $1,500,000 per year.

(c) Benefits. During the Employment Period, Executive will be entitled to vacation and other benefits generally available to other senior executives of the Company from time to time. The foregoing shall not be construed to require the Company to establish such benefit plans or to prevent the modification or termination of such benefit plans once established, and no such action or failure thereof shall affect this Agreement. Executive recognizes that the Company and its affiliates have the right, in their sole discretion, to amend, modify or terminate any benefit plans without creating any rights for Executive.

(d) Expenses: During the Employment Period, Executive shall be entitled to reimbursement for all reasonable out-of-pock travel and other business expenses that are incurred in accordance with the Company’s expense reimbursement policies, as they may be amended from time to time.

4. Employment Terms.

(a) Employment At-Will. The Company and Executive acknowledge that Executive’s employment is and shall continue to be “at will,” as defined under applicable law. This means that it is not for any specified period of time and can be terminated by Executive or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. It also means that Executive’s job duties, title, responsibility and reporting level, work schedule, compensation, and benefits, as well as the Company’s personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of the Company (subject to any ramification such changes may have under Section 4 of this Agreement). In the event that the Company provides less than thirty (30) days’ prior written notice of termination, other than in the case of a termination for Cause as outlined in 4(d) below, the Executive will be entitled to receive Executive’s Base Salary through the end of a 30-day period following the date on which written notice is provided to the Executive. Upon any termination of Executive’s employment, Executive will be deemed to have automatically resigned from all positions with the Company and all affiliated entities unless otherwise mutually agreed in writing. The Company may, at its sole discretion, relieve Executive of his duties during any notice period or direct Executive to continue to perform duties as directed by the Board. If Executive resigns from his employment, he shall provide the Company thirty (30) days’ notice.

(b) Termination without Cause or Resignation with Good Reason Outside a Change in Control Period. If during the Employment Term, Executive’s employment hereunder is terminated without Cause by the Company or Executive resigns for Good Reason outside a Change in Control Period (as defined below), then Executive shall be entitled to receive the following: (i) any accrued and unpaid Base Salary through the termination date; (ii) any eligible unpaid expense reimbursements; (iii) all other accrued and vested payments and benefits to which Executive is entitled in accordance with the terms and conditions of the applicable compensation or benefit plan, program or arrangement of the Company (collectively, items (i) through (iii) are referred to hereafter as the “Accrued Benefits”). In addition, subject to the release requirement described in the next sentence, and subject to Sections 26 and 27, Executive shall be entitled to (i) an amount equal to Executive’s annual Base Salary, payable in substantially equal installments over twelve (12) months in accordance with the Company’s regular payroll practices (“Continued Salary Payments”), (ii) any earned but unpaid Annual Bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of Executive’s outstanding Company unvested equity awards that vest based on continued service or employment shall vest pro-rata through the period ending on the Executive’s date of termination, and (iv) subject to Executive’s timely election of COBRA coverage, payment of the COBRA premiums for Executive and his eligible dependents for twelve (12) months; however if such payments would violate applicable law (including, without limitation, Section 2716 of the Public Health Service Act) the Company may pay Executive the monthly cash value of the payments (items (i), (ii), (iii) and (iv)) together, the “Severance Benefits”). A general release of claims in form and substance reasonably required by the Company and not revoked during any period when such revocation is permitted under relevant law will be required for any Severance Benefits under this section, other than the Accrued Benefits. The Continued Salary Payments shall commence with the first payment being made on the first payroll date immediately following the 60th day following Executive’s separation date (the “Continued Salary Commencement Date”) and such first payment to include any installments that otherwise would have been paid during the period commencing on the separation date and ending with the Continued Salary Commencement Date. Each such installment payment shall be treated as a separate payment for purposes of Code Section 409A (defined in Section 26 below). For purposes of this Agreement, “Good Reason” shall mean any of the following: (i) a material change in job title; (ii) a change in reporting structure where the Executive no longer reports directly to the Board; (iii) a material reduction in job duties or scope; or (iv) a material reduction in Base Salary or Target Bonus that is not commensurate with other senior Executives at the Company; provided, however, that in each case of items (ii), (iii) and (iv) of this definition, Executive will not be deemed to have Good Reason unless (1) Executive first provides the Company with written notice of the condition giving rise to Good Reason within 30 days of the date Executive first becomes aware of its initial occurrence; (2) the Company or the successor company fails to cure such condition within 30 days after receiving such written notice (the “Cure Period”); and (3) Executive’s resignation based on such Good Reason is effective within 30 days after the expiration of the Cure Period.

(c) Termination without Cause or Resignation with Good Reason During a Change in Control Period. If during the Employment Term, Executive’s employment hereunder is terminated without Cause by the Company or Executive resigns for Good Reason during a Change in Control Period (as defined below), then, in lieu of the Severance Benefits described in Section 4(b) above, Executive shall be entitled to receive the Accrued Benefits. In addition, subject to the release requirement described in the next sentence, and subject to Sections 26 and 27, Executive shall be entitled to (i) an amount equal to Executive’s annual Base Salary, payable in substantially equal installments over eighteen (18) months in accordance with the Company’s regular payroll practices (“Continued Salary Payments”), (ii) any earned but unpaid Annual Bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of Executive’s outstanding Company equity awards that vest based on continued service or employment shall fully accelerate so that such awards shall be become fully vested as of the Executive’s date of termination, and (iv) subject to Executive’s timely election of COBRA coverage, payment of the COBRA premiums for Executive and his eligible dependents for eighteen (18) months; however if such payments would violate applicable law (including, without limitation, Section 2716 of the Public Health Service Act) the Company may pay Executive the monthly cash value of the payments (items (i), (ii), (iii) and (iv)) together, the “Change in Control Period Severance Benefits”). A general release of claims in form and substance reasonably required by the Company and not revoked during any period when such revocation is permitted under relevant law will be required for any Change in Control Severance Benefits under this section, other than the Accrued Benefits. The Continued Salary Payments shall commence with the first payment being made on the first payroll date immediately following the 60th day following Executive’s separation date (the “Continued Salary Commencement Date”) and such first payment to include any installments that otherwise would have been paid during the period commencing on the separation date and ending with the Continued Salary Commencement Date. Each such installment payment shall be treated as a separate payment for purposes of Code Section 409A (defined in Section 26 below).

(i) For purposes of this Agreement, “Change in Control Period” shall mean the period of time commencing six (6) months prior to a Change in Control and ending twelve (12) months after such Change in Control.

(ii) For purposes of this Agreement, “Change in Control” shall mean (i) the acquisition by any person or “persons acting as a group” (as defined below) of capital stock of the Company representing more than 50% of the total voting power of outstanding capital stock of the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company to a third party; (iii) the consummation of any merger, consolidation, reorganization, or business combination involving the Company in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the stockholders of the Company, as applicable, immediately prior to such merger, consolidation, reorganization, or business combination; or (iv) a circumstance in which the Incumbent Directors (as defined below) cease for any reason to constitute a majority of the Board. For the avoidance of doubt and notwithstanding anything herein to the contrary, in no event shall a transaction constitute a “Change in Control” if (x) its sole purpose is to change the state of the Company’s incorporation; (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (z) as for (i) above, following the transaction the Company remains publicly traded with a Board consisting of at least 80% “independent directors” (within the meaning of laws and regulations governing the Company) and 80% directors who “beneficially own” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), if any, no more than 15% of the total voting power of outstanding capital stock of the Company. For purposes of this Agreement, “persons acting as a group” shall mean owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock (or assets), or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock (or assets), or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering, or purchase assets of the same corporation at the same time. The definition of “Change in Control” in this Agreement shall take precedence over any conflicting definition in any equity incentive plan or award agreement applicable to the Executive.

(iii) For purposes of this Agreement, “Incumbent Directors” shall mean for any period of twelve (12) consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) of the directors then still in office who either were directors at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved.

(d) Termination for Cause or Otherwise. If Executive’s employment is terminated due to Executive’s death, disability or incapacity, or by Executive’s resignation without Good Reason during the Employment Period, then the Executive or Executive’s estate, as applicable, will be entitled to the Accrued Benefits. If the Executive’s employment is terminated by the Company for Cause, the Executive shall receive his unpaid accrued Base Salary through the date of termination and no other compensation, and all of the Executive’s unvested equity awards shall be automatically forfeited and cancelled for no consideration.

(i) For purposes of the Agreement, “Cause” shall mean Executive’s (i) failure to perform reasonable duties assigned by Board or any committee established by the Board, or violation of this Agreement or any express direction or any lawful rule, handbook regulation or policy established by the Company, the Board or any committee established by the Board which is consistent with the scope of Executive’s duties under this Agreement, and such failure, refusal or violation continues uncured for a period of thirty (30) days after written notice from the Company to Executive specifying the failure, refusal or violation and the Company’s intention to terminate this Agreement for Cause; (ii) conviction or plea of guilty/nolo contendere to a felony, or perpetration of a serious dishonest act against the Company or any affiliates; (iii) willful misconduct, including (a) conduct which does or which could reasonably be expected to bring the Company or its affiliates into public disgrace or embarrassment; (b) misappropriation of funds, (c) personal profit or attempted personal profit in connection with a Company transaction, (d) misrepresentation of the financial results, financial condition or other material business results of the Company, or (e) violation of law or regulations on Company premises; (iv) an act of moral turpitude, fraud dishonesty, theft, or unethical business conduct, any of which is or could reasonably be expected to be materially injurious to the Company’s reputation; (v) aiding a competitor which adversely affects Company; (vi) misappropriation of a Company opportunity for personal benefit; (vii) material compromise of Company trade secrets or other confidential and proprietary information of the Company or its affiliates; or (viii) alcoholism or drug abuse.

(ii) For purposes of this Agreement, Executive’s permanent disability or incapacity shall be determined in accordance with the Company’s long-term disability insurance policy, if such a policy is then in effect, or, if no such policy is then in effect, then such permanent disability or incapacity shall be deemed to have occurred upon Executive’s inability to perform the essential functions of the position set forth in Section 2(a), after reasonable accommodation by the Company, for a period of at least 180 days, in the aggregate, during any period of 365 calendar days.

5. Restrictive Covenants. During the period commencing on the Effective Date and ending twelve months following the termination of Executive’s employment with the Company, Executive shall not directly or indirectly (whether for compensation or without compensation), as principal, agent, owner, partner, employee, consultant, shareholder, member, director, manager or officer, as the case may be, or otherwise howsoever (other than as the holder of an ownership interest of not more than 1% of the total outstanding stock of a publicly traded entity):

(a) Noncompetition Covenant.

(i) own, operate, be engaged in or connected with the operation of or have any financial interest in or advance, lend money to, guarantee the debts or obligations of or permit Executive’s name or part thereof to be used or employed in any operation, whether a proprietorship, partnership, joint venture, company or other entity, legal or otherwise, whatsoever, or otherwise carry on or engage in any activity or business similar to the Company’s business or be connected or involved in any manner whatsoever in any activity or business similar to the Company’s business in whole or in part; provided, however, that such restrictions shall not preclude Executive from owning up to 1% of the totally outstanding stock of a publicly traded entity. For purposes of the foregoing, the term “Business” means the business of designing, manufacturing, distributing and selling mattresses, bedding and cushioning products and such other products designed, manufactured, distributed or sold by the Company within the twelve-month period immediately preceding the termination date.

(b) Non-solicitation Covenant.

(i) solicit, or attempt to obtain business from, accept business from or contact any current or former (A) customer of the Company regarding activity or business similar to the Company’s activities or business in whole or in part or (B) material supplier of goods or services integral to the production of the Company’s products; or

(ii) induce or attempt to induce any Company employee to terminate employment with the Company, hire or participate in the hiring of any Company employee or independent contractor, or interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company and any Company employee or independent contractor. For purposes of this paragraph, a Company employee or independent contractor means any person employed or contracted by the Company during the Employment Period.

6. Confidentiality.

(a) Executive will not at any time (whether during or after Executive’s employment with the Company) (1) retain or use for the benefit, purposes or account of Executive or any other person; or (2) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board; provided, that Executive may disclose such information to Executive’s legal and/or financial advisor for the limited purpose of enforcing Executive’s rights under this Agreement so long as Executive requires that such legal and/or financial advisors not disclose such information and Executive shall be liable for any disclosure by such legal and/or financial advisors.

(b) Confidential Information shall not include any information that is: (i) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to Executive by a third party without breach of any confidentiality obligation; or (iii) required by applicable law to be disclosed; provided that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(c) Executive acknowledges, agrees, and understands that (1) nothing in this Agreement prohibits Executive from reporting to any governmental authority or attorney information concerning suspected violations of law or regulation, provided that Executive does so consistent with 18 U.S.C. 1833, and (2) Executive may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided that Executive does so consistent with 18 U.S.C. 1833.

(d) Except as required by applicable law, Executive will not disclose to anyone, other than Executive’s spouse, legal or financial advisors, the contents of this Agreement until such time as the Company has filed this Agreement publicly on the Securities and Exchange Commission’s EDGAR website.

(e) Upon termination of Executive’s employment with the Company for any reason, Executive shall: (1) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or affiliates; (2) immediately return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information or are not related to the Company’s business; and (3) notify and fully cooperate with the Company regarding the delivery of any other Confidential Information of which Executive is or becomes aware.

7. Intellectual Property.

(a) Executive has set forth on Exhibit A attached hereto a complete list identifying all Prior Works (but excluding any third-party confidential information, and if such third-party confidential information is relevant and has been excluded Executive shall include a notation that “certain relevant third-party confidential information has been excluded”). For the purposes of this disclosure “Prior Works” shall mean any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) that Executive has created, conceived, invented, designed, developed, contributed to or improved either alone or with third parties, prior to Executive’s employment by the Company, that are relevant to or implicated by such employment.

(b) Executive acknowledges and agrees that all inventions, technology, processes, innovations, ideas, improvements, developments, methods, designs, analyses, trademarks, service marks, and other indicia of origin, writings, audiovisual works, concepts, drawings, reports and all similar, related, or derivative information or works (whether or not patentable or subject to copyright), including but not limited to all patents, copyrights, copyright registrations, trademarks, and trademark registrations in and to any of the foregoing, along with the right to practice, employ, exploit, use, develop, reproduce, copy, distribute copies, publish, license, or create works derivative of any of the foregoing, and the right to choose not to do or permit any of the aforementioned actions, which relate at the time of conception or reduction to practice to the Business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company (collectively, the “Company Works”) belong to the Company. All Company Works created by Executive while employed by the Company will be considered “work made for hire,” and as such, the Company is the sole owner of all rights, title, and interests therein. If Executive creates, invents, designs, develops, contributes to or improves any Company Works, either alone or with third parties, at any time during Executive’s employment by the Company and within the scope of such employment and/or with the use of any Company resources, Executive shall promptly and fully disclose the same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(c) Executive agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings and any other form or media requested by the Company) of all Company Works. The records will be available to and remain the sole property and intellectual property of the Company at all times.

(d) Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works. If the Company is unable for any other reason to secure Executive’s signature on any document for this purpose, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and in Executive’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(e) Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company regarding the protection of confidential information and intellectual property and potential conflicts of interest. Executive acknowledges that the Company may amend any such policies and guidelines from time to time, and that Executive remains at all times bound by their most current version that has been communicated to Executive.

8. Return of Company Property. At the termination of the Employment Period and at any other time upon the request of the Company, Executive shall deliver to the Company any and all of the Company’s documents, plans, records, computer tapes, software, drawings, notes, memoranda, specifications, devices (including, without limitation, any cellular phone or computer), and formulas relating to the Company’s business, together with all copies thereof, which is in the possession of Executive.

9. Enforcement. If, at the time of enforcement of Section 5, Section 6 or Section 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. It is specifically understood and agreed that any breach of the provisions of Section 5, Section 6 or Section 7 are likely to result in irreparable injury to the Company and the parties hereto agree that money damages would be an inadequate remedy for any breach of Section 5, Section 6 or Section 7. Therefore, in the event of a breach or threatened breach of Section 5, Section 6 or Section 7, the Company or its successors or assigns shall, in addition to other rights and remedies existing in their favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, Section 5, Section 6 or Section 7.

10. Representations and Warranties.

(a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, non-solicitation agreement, assignment of inventions or confidentiality agreement with any other person or entity that would materially impede with Executive’s ability to perform the Executive’s obligations under this Agreement; (iii) Executive is not subject to any noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of Executive to carry out fully all activities of Executive in furtherance of the business of the Company, (iv) Executive is not in violation of a confidentiality, non-solicitation or non-competition agreement or any other agreement relating to the relationship of Executive with any third party, because of the nature of the business conducted by the Company, and (v) upon execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms.

(b) The Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound and (ii) upon execution and delivery, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

11. Arbitration. Any controversy, dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or validity hereof, or any other claim by Executive arising from the termination of Executive’s employment shall be finally determined by binding arbitration administered by a government sponsored arbitration service in accordance with its applicable rules. The arbitration shall be conducted before a panel of three neutral arbitrators appointed in accordance with the applicable rules of the service. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company will advance all arbitration fees to the extent allowed under applicable law. The arbitrators conducting any such arbitration shall award the prevailing party his/its reasonable attorneys’ fees and expenses, including any advanced arbitration fees to the extent allowed under applicable law. Any arbitration shall be conducted in Salt Lake City, UT. Nothing in this Section 11 shall limit or prevent the Company from seeking to enforce its rights under Sections 5, 6, and 7 by injunction or other application to a court of competent jurisdiction.

12. Indemnification. Both during and after the Employment Period, the Company will indemnify Executive and hold Executive harmless as provided in Article VIII of the Company’s Amended and Restated Bylaws and to the maximum extent permitted by law against and in respect of any and all actions, suits, proceedings, investigations, claims, demands, judgments, costs, and expenses (including reasonable attorneys’ fees), losses, and damages resulting from Executive’s performance of duties on behalf of the Company, as set forth in a separate indemnification to be entered into by the parties.

13. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and permitted assigns. Neither party may assign any of its rights or assign or delegate any of its obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall be permitted to assign this Agreement to any successor to all or substantially all of its assets that agrees in writing to assume all of the Company’s obligations hereunder.

14. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from such courier, (c) on the date sent by facsimile or e-mail transmission (with acknowledgement of complete transmission), or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices, demands or communications to any party hereto will, unless another address is specified in writing pursuant to this Section 14, be sent to the addresses indicated below.

If to Executive: Robert T. DeMartini 102 White Pine Canyon Road Park City, Utah 84060 Email: rtdmart@gmail.com	If to the Company: Purple Innovation, Inc. 4100 N. Chapel Ridge Rd, Suite 200 Lehi, UT 84043 Chair of the Board, with copy to General Counsel Email: casey@purple.com

15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid under applicable law; but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but except as otherwise set forth in this Agreement, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Complete Agreement. Except as provided in this Section 16, this Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts Prior Agreement and any other prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior Agreement and all rights and obligations of the parties thereunder are terminated and replaced in their entirety by this Agreement, except for those rights and obligations that survive termination. Notwithstanding the foregoing, the Restricted Stock Units granted to Executive under Section 3(b) of the Prior Agreement shall continue to vest through April 3, 2022 so long as Executive remains employed under this Agreement through that date.

17. Signatures; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile signature, portable document format (.pdf) signature or signature sent by electronic transmission will be considered an original signature.

18. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction).

19. Clawback. All remuneration provided under Sections 3(b) and 3(c) of this Agreement shall be subject to forfeiture or other penalties pursuant to applicable law or any Company clawback policy.

20. Survival. The provisions of Section 5, Section 6, Section 7, Section 8, Section 9, Section 11, Section 13, Section 14, Section 15, Section 16, Section 18, Section 19, this Section 20, Section 22, Section 23, Section 24, Section 26, Section 27, Section 28 and Section 30 shall survive the termination of Executive’s employment and the termination of this Agreement for any reason.

21. Tax Withholdings. The Company shall deduct or withhold from any amounts owing from the Company to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes imposed with respect to Executive’s compensation or other payments from the Company or Executive’s ownership interest in the Company, if any (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

22. Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

23. Headings; No Strict Construction. The headings of the paragraphs and sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

24. Executive’s Cooperation. During the Employment Period and thereafter, Executive shall, subject to the Company reimbursing Executive for out-of-pocket expenses, cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments).

25. Corporate Opportunity. During the Employment Period, Executive shall submit to the Board all business, commercial and investment opportunities or offers presented to Executive or of which Executive becomes aware which relate to the business of the Company at any time during the Employment Period (“Corporate Opportunities”). Unless approved by the Board, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive’s own behalf.

26. Section 409A Compliance.

(a) The intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date (“Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Notwithstanding the foregoing, this Section 26 does not, and shall not be construed so as to, create any obligation or liability on the part of the Company if the payments and benefits under this Agreement do not comply with Section 409A. Executive shall be solely liable for any taxes imposed on him under or by operation of Section 409A.

(b) Notwithstanding any provision to the contrary in this Agreement, (i) no amount that constitutes “deferred compensation” under Section 409A shall be payable pursuant to Section 6 unless the termination of Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations (“Separation from Service”); (ii) for purposes of Section 409A, Executive’s right to receive installment payments shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.

(c) Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent that delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service with the Company or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.

27. Golden Parachute Excise Tax.

(a) Any provision of this Agreement to the contrary notwithstanding, if any payment or benefit Executive would receive pursuant to this Agreement or otherwise (“Payment”) would individually or in the aggregate with all other Payments (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below). The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (B) the entire Payment, whichever amount after taking into account all applicable federal, state, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes that could be obtained from a deduction of such state and local taxes), results in Executive’ s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (A) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A (as defined below) that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (1) as a first priority, the modification shall preserve, to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (2) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (3) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

(b) The accounting firm engaged by the Company for general tax purposes as of the day prior to the Change in Control will perform the calculations set forth in Section 9(a). If the firm so engaged by the Company is serving as the accountant or auditor for the acquiring company, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Company within thirty (30) days before the consummation of a Change in Control (if requested at that time by the Company) or such other time as requested by the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it will furnish the Company with documentation reasonably acceptable to the Company that no Excise Tax will be imposed with respect to such Payment. Any good-faith determinations of the accounting firm made hereunder will be final, binding, and conclusive upon the Company and Executive.

28. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

29. Key Person Insurance. The Company and its affiliates shall have the right throughout the term of this Agreement to obtain or increase insurance on Executive’s life in such amount as the Board or such affiliate (as applicable) determines, in the name of the Company or such affiliates, as the case may be, and for its sole benefit or otherwise. Upon reasonable advance notice, Executive will cooperate in any and all necessary physical examinations without expense to Executive, supply information and sign documents and otherwise cooperate fully with each of the Company and its affiliates as the Company and its affiliates may request.

30. Read and Understood. Executive has read this Agreement carefully and understands each of its terms and conditions. Executive has sought independent legal counsel of Executive’s choice to the extent Executive deemed such advice necessary in connection with the review and execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company:

Purple Innovation, Inc.

By	/s/ Casey McGarvey
Its	Chief Legal Officer

Executive

/s/ Robert DeMartini
Robert DeMartini